UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 28 , 2013

TRW Automotive Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31970	81-0597059
(Commission File Number)	(IRS Employer Identification No.)

12001 Tech Center Drive, Livonia, Michigan	48150
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code  (734) 855-2600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Senior Notes Indenture

On February 28, 2013, TRW Automotive Inc. (“TAI”), a subsidiary of TRW Automotive Holdings Corp. (the “Company”), closed its private offering of $400,000,000 in aggregate principal amount of 4.50% Senior Notes due 2021 (the “Senior Notes”).  The Senior Notes are senior unsecured obligations of TAI and are guaranteed on a senior unsecured basis by substantially all of TAI’s existing and future direct and indirect wholly-owned domestic subsidiaries (collectively, the “Guarantors”).  Under certain circumstances, the Company must also provide a senior guarantee.

The Senior Notes were issued under an indenture (the “Senior Notes Indenture”) dated as of February 28, 2013, among TAI, the Guarantors and The Bank of New York Mellon, as Trustee. Interest is payable on the Senior Notes on March 1 and September 1 of each year, beginning on September 1, 2013.  The Senior Notes will mature on March 1, 2021.  TAI may redeem some or all of the Senior Notes at a redemption price equal to 100% of their principal amount, plus the applicable “make-whole” premium, plus accrued and unpaid interest to the redemption date.  In addition, prior to March 1, 2016, TAI may redeem up to 35% of the Senior Notes with the net cash proceeds of certain equity offerings at the redemption price specified in the Senior Notes Indenture.

The Senior Notes Indenture contains covenants that impose restrictions on TAI and its subsidiaries, including limitations on the ability of TAI and its subsidiaries to make restricted payments, incur liens, enter into sale and leaseback transactions and engage in mergers or consolidations.  These covenants are subject to a number of important qualifications and limitations.

The Senior Notes are (i) equal in right of payment to TAI’s existing and future unsecured senior indebtedness, including TAI’s existing senior notes and its 3.50% Exchangeable Senior Notes due 2015, (ii) senior in right of payment to TAI’s future subordinated indebtedness, and (iii) effectively subordinated in right of payment to TAI’s existing and future secured indebtedness (including TAI’s secured debt under its senior secured credit facilities), to the extent of the value of the assets securing such indebtedness, and to all liabilities and preferred stock, if any, of each of TAI’s current and future subsidiaries that do not guarantee the Senior Notes.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Senior Notes Indenture), holders may require TAI to purchase all or a portion of their Senior Notes at 101% of their principal amount, plus accrued and unpaid interest to the redemption date.

The Senior Notes Indenture contains customary events of default, including, among other things, payment default, covenant default and certain cross-default provisions linked to payment of other indebtedness of TAI or certain of its subsidiaries.

The Senior Notes were offered only to qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Act”). The Senior Notes have not been, and will not be, registered under the Act and are subject to restrictions on transferability and resale.

The foregoing description of the Senior Notes Indenture does not purport to be a complete statement of the parties’ rights and obligations under such agreement and is qualified in its entirety by reference to the Senior Notes Indenture, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Use of Proceeds

After deducting the discounts, fees and estimated expenses of the initial purchasers of the Senior Notes (collectively, the “Initial Purchasers”), the net proceeds to TAI from the offering of the Senior Notes were approximately $394,500,000.  TAI intends to use the net proceeds for general corporate purposes.

Certain of the Initial Purchasers and their affiliates make investments directly or indirectly in the Company and affiliates of The Blackstone Group L.P. and have performed and in the future will continue to perform various investment banking, commercial banking and advisory services for the Company and its affiliates from time to time for which they have received or may receive customary fees and expenses. Affiliates of each of the Initial Purchasers are lenders under TAI’s Eighth Amended and Restated Credit Agreement.  The Initial Purchasers or their affiliates may also hold the Company’s equity or TAI’s debt securities from time to time.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

ITEM 3.03. MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.

The Senior Notes Indenture described in Item 1.01 hereof limits the ability of TAI and its subsidiaries to declare or pay any dividend or make any distribution on account of TAI’s or any of its subsidiaries’ equity interests or purchase or otherwise acquire or retire for value any equity interests of TAI or the Company (any such action is referred to as a “Restricted Payment”). Subject to certain exceptions, neither TAI nor any of its subsidiaries shall directly or indirectly make a Restricted Payment if at the time of such Restricted Payment and after giving effect thereto the ratio of (x) Indebtedness (as defined in the Senior Notes Indenture) of TAI and its subsidiaries at such time to (y) EBITDA (as defined in the Senior Notes Indenture) of TAI and its subsidiaries for the most recently ended four fiscal quarters for which financial statements are available immediately preceding such time is more than 3.75 to 1.00, determined on a pro forma basis, unless TAI makes an offer to all holders of Senior Notes to repurchase all or part of such holder’s Senior Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase, in accordance with the provisions set forth in the Senior Notes Indenture.

ITEM 9.01.          FINANCIAL STATEMENTS AND EXHIBITS.

(d)         Exhibits.

Exhibit No.	Description

4.1	Indenture dated as of February 28, 2013 among TRW Automotive Inc., the guarantors party thereto and The Bank of New York Mellon, as trustee, pertaining to the 4.50% Senior Notes due 2021

4.2	Form of 4.50% Senior Note due 2021 (included in Exhibit 4.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.

Dated: February 28, 2013	By:	/s/ Joseph S. Cantie
Joseph S. Cantie
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

4.1	Indenture dated as of February 28, 2013 among TRW Automotive Inc., the guarantors party thereto and The Bank of New York Mellon, as trustee, pertaining to the 4.50% Senior Notes due 2021

4.2	Form of 4.50% Senior Note due 2021 (included in Exhibit 4.1)